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                                                                   Exhibit 10.15

EMPLOYMENT AGREEMENT entered on the 27th day of September, 1999.

AMONG:                              HF HOLDINGS, INC., a Delaware corporation.

                                    ("COMPANY")

                                    ICON HEALTH & FITNESS, INC., a Delaware
                                    corporation.

                                    ("SUBSIDIARY")

                                    GARY E. STEVENSON, acting in his personal capacity, of the City of PROVIDENCE, State of UTAH.

                                    ("EMPLOYEE")

THE PARTIES AGREE AS FOLLOWS:

1.   PREAMBLE
     --------

     1.1. The COMPANY and the SUBSIDIARY have made an exchange offer for all outstanding 13% Senior Subordinated Notes due 2002 of the SUBSIDIARY, 15% Senior Secured Discount Notes due 2004 of IHF Holdings, Inc. and 14% Senior Discount Notes due 2006 of ICON Fitness Corporation, pursuant to an Exchange Offer and Consent Solicitation, dated July 30, 1999, as supplemented (the "Exchange Offer").

     1.2. It is recorded that the COMPANY, in connection with the Restructuring (as defined in the Equity Letter Agreement (the "Equity Letter"), dated July 8, 1999, attached, as amended, to the Exchange Offer as Annex H) desires to conclude an agreement for the employment of the EMPLOYEE as President and Chief Operating Officer of the COMPANY, according to the terms and conditions to be set forth in this Agreement.

     1.3. This Agreement is to record the terms and conditions which govern the mutual relations of the parties hereto with respect to its subject matter.

     1.4. In this Agreement, "BUSINESS" means the manufacture, sale and distribution of SPORTING GOODS as carried on by the COMPANY, the SUBSIDIARY, and their respective various divisions and subsidiaries, from time to time. "SPORTING GOODS" means fitness equipment and accessories, which presently involve treadmills, home gyms, aerobic exercises, trampolines, weights and benches and exercise accessories, but the content of such product lines may vary from time to time.

     1.5. In this Agreement, AFFILIATES means any entity in which the COMPANY or the SUBSIDIARY holds more than a 20% voting interest direct or indirect.

2.   EMPLOYMENT AND ONE-TIME BONUS
     -----------------------------

     2.1. This Agreement shall come into effect on the date hereof ("EFFECTIVE DATE").

     2.2. The COMPANY hereby employs the EMPLOYEE and the EMPLOYEE agrees to serve the COMPANY in the positions of President and Chief Operating Officer for a term of three (3) years from the EFFECTIVE DATE, subject to earlier termination as hereinafter provided (the "TERM").

     2.3. Although this agreement is concluded between the COMPANY and the EMPLOYEE, it is agreed that the duties and obligations of the EMPLOYEE hereunder extend to the SUBSIDIARY and to all of the COMPANY's other subsidiaries, present and future, although the EMPLOYEE will not necessarily be an employee of such entities. The EMPLOYEE agrees to serve, if requested by the COMPANY, as an officer or director of the SUBSIDIARY and any other subsidiaries, in each case without additional consideration.

     2.4. Upon the execution and delivery hereof, the COMPANY shall pay the EMPLOYEE a one-time bonus of FIVE HUNDRED THOUSAND DOLLARS ($500,000).

3.   BASE SALARY, EXPENSES AND BENEFITS
     ----------------------------------

     3.1. In consideration for the faithful performance of services by the EMPLOYEE to be rendered to the COMPANY as herein provided, the COMPANY shall pay to the EMPLOYEE during the TERM an annual base salary of FOUR HUNDRED SEVENTY-FIVE THOUSAND DOLLARS ($475,000) payable in semi-monthly installments or in accordance with the general policy of the COMPANY which may change from time to time but in no event less frequently than monthly.

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     3.2.  The annual base salary mentioned in Section 3.1 above shall be reviewed by the Board of Directors of the COMPANY and may be adjusted upwards in the Board's discretion, annually for each year of the TERM, taking into account, among other things:

           a) the performance by the EMPLOYEE of his duties and functions pursuant to this Agreement,

           b)    the general economic situation,

           c)    the development and performance of the BUSINESS, and

           d) other matters deemed relevant by the Board of Directors such as an increase in shareholder equity and the rate on return on investment.

     3.3. The COMPANY shall reimburse the EMPLOYEE for all reasonable expenses which are incurred by the EMPLOYEE in the performance of his duties hereunder and (i) subject to the COMPANY's annual budget or (ii) as authorized by the Board of Directors of the COMPANY or (iii) in accordance with the policies and procedures established from time to time by the Board of Directors of the COMPANY or a committee delegated for such purpose.

     3.4. During the Term, the COMPANY shall provide the EMPLOYEE with the use of a new automobile of his choice, acting reasonably (and consistently with his past practice) every 3 years for the purposes of his employment commensurate with the position of the EMPLOYEE and having regard to COMPANY policy in force from time to time.

           The COMPANY shall assume all costs and expenses of said automobile and its operation, including, without limitation, insurance, maintenance, gas and use of such automobile. Upon the expiry of the TERM, the EMPLOYEE shall deliver such automobile to the COMPANY.

     3.5. During the Term, the EMPLOYEE shall be entitled to participate in the COMPANY's life, welfare, and health insurance plans for senior executives on the same terms as those of other senior executives.

     3.6. During the Term, the EMPLOYEE shall be entitled to participate in fringe benefit programs which are not less favorable than those extended by the COMPANY to its senior executives, including without limitation an as yet to be defined deferred compensation plan to be established by the Board of Directors, but excluding for this purpose any such plan or program adopted exclusively for the benefit of junior management.

4.   ANNUAL BONUS
     ------------

     4.1. The EMPLOYEE shall receive with respect to (i) each fiscal year ending during the Term, and (ii) that portion of any fiscal year ending after Term during which he is employed hereunder, a bonus equal to one and one-tenth percent (1.10%) of the consolidated EBITDA (as that term is defined in the Credit Agreement of even date herewith among the SUBSIDIARY, General Electric Capital Corporation and the other lenders thereunder, without regard to any amendments thereto) of the SUBSIDIARY and its subsidiaries (but not including the COMPANY), provided that such bonus shall not be payable with respect to any such fiscal year unless such EBITDA for such fiscal year exceeds five and one-half percent (5.5%) of the consolidated net sales of the SUBSIDIARY and its subsidiaries (but not including the COMPANY) determined in accordance with generally accepted accounting principles and provided, further, that for purposes of this Agreement, EBITDA shall be calculated without regard to any bonuses payable hereunder.

     4.2. The sole basis for the bonus calculation shall be the auditied financial statements of the SUBSIDIARY and its subsidiairies for the fiscal year in question.

     4.3. Any bonus to which EMPLOYEE is entitled under the provisions of this Agreement for any fiscal year shall be paid to him (regardless of whether the TERM has terminated) in accordance with the COMPANY'S previous practice, with a first installment equal to forty percent (40%) of a good faith estimate of the bonus for such year, to be paid during the month of December of such year and a final installment to be paid as promptly as reasonably practicable after the end of, but not later than the 75th day after the end of each such fiscal year.

5.   DUTIES
     ------

     5.1. The EMPLOYEE shall perform those functions which are normally the functions of the President and Chief Operating Officer of the COMPANY and such other offices as he may hold pursuant to Section 2.3, and shall further perform those functions which shall be reasonably determined from time to time by the Board of Directors of the COMPANY, such functions not to be inconsistent with those herein set forth. The EMPLOYEE shall report to, and be subject to the authority of, the Board of Directors of the COMPANY.

     5.2. The COMPANY shall give the EMPLOYEE a notice of six (6) months prior to any relocation of the EMPLOYEE.

     5.3. It is the specific responsibility of the EMPLOYEE, between regular meetings of the Board, to apprise Board Members of significant business matters.




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     5.4.  The EMPLOYEE shall, during the TERM, devote his entire working time, attention and energies to the business of the COMPANY, the SUBSIDIARY, and their respective AFFILIATES.

     5.5. The EMPLOYEE shall not, during the TERM, except under Section 5.6, be engaged in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage. Notwithstanding the prohibition contained in the present clause, the EMPLOYEE shall be entitled to continue to sit on the boards of directors of the companies listed on Schedule I hereto, and on the boards of directors of other companies if such activity is approved in writing by the Board of Directors of the COMPANY. In the case of non-profit corporations or charities, such approval shall not be unreasonably withheld, but in all other cases, the Board shall have sole discretion to grant, delay or withhold approval, with or without conditions.

     5.6. The EMPLOYEE shall not invest his personal assets in any business other than NON-COMPETING BUSINESSES, and even in the case of such investments:

           a) No services are required or furnished on the part of the EMPLOYEE in the operations of the companies in which such investments are made and in which his participation is solely that of an investor provided that this subsection is not infringed by the EMPLOYEE's providing counseling (and not acting in a "line" capacity) on a non-remunerative basis to all such companies for a maximum of 5 hours per week and 200 hours per year; and

           b) If the EMPLOYEE purchases securities in any corporatio whose securities are regularly traded in a recognized securities market, such purchases shall not result in his collectively owning beneficially at any time five percent (5%) or more of the equity securities of any corporation engaged in a business other than a NON-COMPETING BUSINESS.

           The foregoing restrictions shall not apply to any investment of whatever extent the EMPLOYEE may take in the shares of the COMPANY or of any successor company.

           For the purposes of this subsection, NON-COMPETING BUSINESSES are all businesses other than those which compete with:

           a)     the BUSINESS; or

           b) any other business carried on in the future by the COMPANY, the SUBSIDIARY or any AFFILIATES, provided that the EMPLOYEE has access to confidential information concerning such business.

           Moreover, the EMPLOYEE shall not knowingly assist any RELATIVE to make any investment which the EMPLOYEE is not permitted to make by this section.

     5.7. The EMPLOYEE is a member of the Board of Directors and acknowledges that he has a significant interest in this Agreement and undertakes the following:

           5.7.1. To seek independent legal counsel at the COMPANY's expense to negotiate and review this Agreement on the EMPLOYEE's behalf;

           5.7.2. To disclose his interest in this Agreement to the other members of the Board of Directors; and

           5.7.3. To retire from and abstain from the discussion and vote at any meeting of the Board of Directors at which this Agreement or any default by EMPLOYEE or matter arising therefrom is the subject of a discussion or a vote.

     5.8.  The EMPLOYEE also undertakes the following:

           5.8.1. To use every best effort (including the establishment of written procedures known to operation personnel) to promptly bring to the attention of the Board of Directors of the COMPANY any matter requiring the COMPANY's decision or action where his own interests or those of a RELATIVE are involved and to abstain from taking such decision or action until the Board of Directors decides.

           5.8.2. If requested, to be absent from and abstain from the discussion and vote at any meeting of the aforementioned Board of Directors where the subject matter being discussed and voted upon is any matter covered by section 5.8.l.

           5.8.3. For the purposes of this Agreement RELATIVE means the EMPLOYEE's spouse, parent, sibling, child or sibling's children, the spouses of the foregoing and any other person who could be claimed as a dependent on the EMPLOYEE's or RELATIVE's federal income tax return, any corporation or partnership in which a RELATIVE or the EMPLOYEE holds a five percent (5%) interest or of which a RELATIVE or the EMPLOYEE is an officer or director, and any trust of which any of the foregoing is a beneficiary.

6.   EQUITY GRANT
     ------------

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     6.1.  Contemporaneously herewith, the COMPANY will issue to the EMPLOYEE
           291,700 shares of Common Stock of the COMPANY, at no cost to EMPLOYEE, which the COMPANY represents and warrants is equal to 2.91617% of the COMPANY's Common Stock outstanding on a fully diluted basis upon closing of the Restructuring.

7.   CONFIDENTIALITY, ETC.
     ---------------------

     7.1. The EMPLOYEE recognizes and acknowledges that the confidential information, trade secrets and proprietary processes of the COMPANY, its AFFILIATES and subsidiaries as they may exist from time to time are valuable, special and unique assets of the BUSINESS of the COMPANY, its AFFILIATES and subsidiaries, access to and knowledge of which are essential to the performance of the EMPLOYEE's duties hereunder. The EMPLOYEE will not, during the TERM of his employment or at any time within five (5) years following its termination, for any reason whatsoever, in whole or in part, disclose such confidential information, secrets or processes to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, nor shall the EMPLOYEE make use of such property for his own purposes or for the benefit of any person, firm, corporation or other entity (except the COMPANY, its AFFILIATES and subsidiaries) under any circumstances whatsoever, except as may be required in the fulfillment of his function with the COMPANY within the terms of this Agreement or except as provided by law; provided these restrictions shall not apply to such information, secrets and processes which are then in the public domain (provided that the EMPLOYEE was not responsible, directly or indirectly, for permitting such secrets or process to enter the public domain without the COMPANY's consent).

     7.2. The EMPLOYEE furthermore agrees that upon termination of the TERM he will remit to the COMPANY all writings and materials, in his possession or under his control, which either belong to the COMPANY and AFFILIATES or which may contain confidential information concerning the COMPANY and AFFILIATES. The EMPLOYEE may, however, retain his personal diary/agenda after removing or destroying all confidential COMPANY or AFFILIATES material therein.

     7.3. Any and all inventions, discoveries, developments, methods, processes, compositions, works, concepts and ideas (whether or not patentable or copyrightable) conceived, made, developed, created or reduced to practice by the EMPLOYEE (whether at the request or suggestion of the COMPANY or otherwise, whether alone or in conjunction with others, and whether during regular hours of work or otherwise) during the period of his employment by the COMPANY or any of its subsidiaries which may relate to the business, ventures or other activities of or products manufactured or sold by the COMPANY or any of its subsidiaries (collectively, "Proprietary Rights"), shall be promptly and fully disclosed by the EMPLOYEE to an appropriate executive officer of the COMPANY and shall be the COMPANY's exclusive property as against the EMPLOYEE and his heirs and personal representatives, and the EMPLOYEE hereby assigns to the COMPANY his entire right, title and interest therein and shall promptly deliver to an appropriate executive officer of the COMPANY all papers, drawings models, data and other material relating to any of the foregoing Proprietary Rights, conceived, made, developed, created or reduced to practice by him as aforesaid. All copyrightable Proprietary Rights shall be considered "works made for hire."

           The EMPLOYEE shall, upon the COMPANY's request and without any payment therefor, execute any documents reasonably necessary or advisable in the opinion of the COMPANY's counsel to assign, and confirm the COMPANY's title in, his entire right, title and interest in the foregoing Proprietary Rights and to direct issuance of patents or copyrights to the COMPANY with respect to such Proprietary Rights as are the COMPANY's exclusive property as against the EMPLOYEE and his heirs and personal representatives under this Section 7.3 or to vest in the COMPANY title to such Proprietary Rights as against the EMPLOYEE and his heirs and personal representatives, the expense of securing any such patent or copyright, however, to be borne by the COMPANY. In addition, the Company shall reimburse the EMPLOYEE for any reasonable expenses incurred in having such documents reviewed by EMPLOYEE's counsel.

8.   VACATION
     --------

     8.1. The EMPLOYEE shall have the right to an annual paid vacation of no less duration than four (4) weeks.

9.   TERMINATION OF EMPLOYMENT
     -------------------------

     9.1. Notwithstanding any other provision contained herein, the COMPANY may on or after the EFFECTIVE DATE send to the EMPLOYEE notice of one of the following events and should the EMPLOYEE fail to cure the matter giving rise to the notice within thirty (30) days after receipt of such notice, the TERM shall terminate without any delay stipulated therein or any indemnity payable in lieu thereof:

           a)   EMPLOYEE's willful misconduct or gross negligence;

           b) The commission of a criminal act by the EMPLOYEE against the COMPANY involving material harm (whether nor not charges are filed);

           c) The commission by the EMPLOYEE of a criminal act of moral turpitude bringing the COMPANY into disrepute (whether or not charges are filed);

           d) Willful insubordination to any directive of the Board of Directors provided reasonable prior notice of such directive is given; or




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           e)     Actions contrary to Sections 5.4, 5.5, 5.6, 5.8, 7 or 10
                  causing COMPANY or AFFILIATES material harm.

     9.2. Notwithstanding any other provision contained herein, the TERM shall terminate automatically, without notice or indemnity in lieu thereof, upon the occurrence of one of the following events:

           a) The bankruptcy or voluntary state insolvency filing of the EMPLOYEE; or

           b)     The death of the EMPLOYEE.

     9.3. The EMPLOYEE may terminate the TERM by sending his resignation in writing to Board of Directors not less than six (6) months prior to the effective date of such resignation or, if such resignation is submitted in good faith so that the EMPLOYEE can perform full time church service, not less than three (3) months prior to the effective date of such resignation, failing which notice the EMPLOYEE may be subject to any and all damages incurred as a result of such failure. In the event the EMPLOYEE has given such a notice to the COMPANY, the COMPANY may, at its option, earlier terminate EMPLOYEE's employment.

     9.4. Except under the circumstances described in Section 9.6, the COMPANY may terminate the TERM by sending a notice in writing to the EMPLOYEE.

     9.5. The EMPLOYEE may immediately terminate the TERM by sending a notice of termination to the Board of Directors with immediate effect following any material diminution of the EMPLOYEE's responsibilities or in the event that the EMPLOYEE is asked by the Board of Directors to perform any act which a reasonable person would consider illegal or unethical and the COMPANY has not withdrawn its request to the EMPLOYEE to perform such act within five (5) days of receiving a written notice from the EMPLOYEE to withdraw such a request.

     9.6. The COMPANY may immediately terminate the TERM by sending a notice in writing to the EMPLOYEE with immediate effect:

           9.6.1. after a period of six (6) consecutive months (or aggregating six (6) months in any twelve (12) month period) of absence by the EMPLOYEE from his employment as a result of sickness or disability, or

           9.6.2. after sixty (60) days of absence by the EMPLOYEE from his employment as a result of sickness or disability and a certification by three (3) physicians that the EMPLOYEE is likely to be disabled for a period of at least six (6) months from the initial date of sickness or disability. One (1) such physician shall be chosen by the EMPLOYEE, one (1) shall be chosen by the COMPANY and the third shall be chosen by the other two (2) selected physicians. The EMPLOYEE agrees that in the event of his sickness, he shall submit himself for examination by such physicians if reasonably requested to do so by the COMPANY. For the purposes of this section, "disabled" or "disability" shall mean a temporary or permanent substantial inability because of a physical or mental illness to continue to discharge the EMPLOYEE's duties hereunder.

           Notwithstanding any other provision hereof, the EMPLOYEE's compensation during any period of the EMPLOYEE'S disability shall be reduced to the extent of any payments to the EMPLOYEE for such period under any disability plan or program maintained for the EMPLOYEE by the COMPANY for his benefit.

     9.7. In the event of the termination of the TERM by virtue of section 9.6 in addition to the payments described therein, the COMPANY shall pay to the EMPLOYEE a severance pay equal to one (1) month base salary in effect at termination for each calendar year, or part thereof, of the EMPLOYEE's employment with the COMPANY, the SUBSIDIARY, IHF Capital, Inc. or IHF Holdings, Inc. (or any predecessor companies of the COMPANY, the SUBSIDIARY, IHF Capital, Inc., or IHF Holdings, Inc.) after January 1, 1988.

     9.8.  In the event of the termination of the TERM by virtue of Section 9.3,
           9.4 or 9.5, the COMPANY shall pay to the EMPLOYEE a severance pay equal to the EMPLOYEE's base salary then in effect and the bonus referred to in Section 4 hereof, pro-rated for the period of the payment, for two (2) years following the termination of the TERM, provided, however, that if, due to the EMPLOYEE's resignation, there is a termination of the TERM, without any action by the COMPANY, during the one (1) year period following the EFFECTIVE DATE, the EMPLOYEE shall forego FIVE HUNDRED THOUSAND DOLLARS ($500,000) of any severance pay to which he would otherwise be entitled under this
           Section 9.8, unless the resignation resulting in such termination is submitted (i) in good faith by EMPLOYEE pursuant to Section 9.3 so that the EMPLOYEE can perform full time church service, or (ii) pursuant to Section 9.5. The bonuses shall be paid to the EMPLOYEE within ninety (90) days from the end of the COMPANY's applicable fiscal year, and the base salary shall be paid to the EMPLOYEE on the same payment schedule as was applicable to the EMPLOYEE during his employment.

10.  RESTRICTIVE COVENANT
     ---------------------

     10.1. EMPLOYEE shall not, during the TERM of his employment hereunder and for a period of four (4) years from its termination, either directly or indirectly, individually or in partnership, carry on or be engaged in, or concerned with or interested in, in any capacity whatsoever (including that of principal, agent, shareholder (subject to section 5.6(b)), consultant, employee, lender or surety), any person, firm, association, syndicate or company engaged in or concerned with or interested in the conception, development, fabrication, transformation, marketing, distribution, advertising, franchising or sale in Canada, the United States or the European Economic Community, or any of them, of any products or services similar or identical to any of those manufactured, distributed, or sold by the COMPANY or any of its subsidiaries in the course of his employment with the COMPANY, its AFFILIATES and subsidiaries.




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     10.2. (a)  EMPLOYEE shall not, during the TERM of his employment hereunder and for a period of twelve (12) months from its termination, directly or indirectly, hire any Designated Employee.

           (b) EMPLOYEE shall not, during the TERM of his employment hereunder and for a period of eighteen (18) months from its termination, directly or indirectly, solicit, interfere with or endeavor to entice away, any Designated Employee.

           (c) For purposes of this Section 10.2., the term "Designated Employee" shall mean any person if that person is or was a Senior Employee of the COMPANY or any of its AFFILIATES or subsidiaries during the period beginning six (6) months prior to the termination of the TERM and ending (i) in the case of clause
                (a), twelve (12) months thereafter and (ii) in the case of clause (b), eighteen (18) months thereafter, but shall exclude Scott R. Watterson or any RELATIVE. For purposes of this Section
                10.2 "Senior Employee" shall mean each of the two hundred (200) most highly compensated employees of the COMPANY or any of its subsidiaries or AFFILIATES.

     10.3. Notwithstanding the foregoing, if termination of employment occurs under Section 9.3, 9.4 or 9.5, the period stipulated by Section 10.1 is reduced to two (2) years; provided, however, that such period shall be extended by written notice to the EMPLOYEE within thirty
           (30) days of such termination up to two (2) years (i.e., up to a total of four (4) years from the termination of EMPLOYEE's employment) to the extent that the COMPANY, at its option, pays to the EMPLOYEE a severance pay equal to the EMPLOYEE's base salary then in effect and the bonus referred to in Section 4 hereof, pro-rated for the period of the payment, for a period of up to an additional two (2) years beyond that required to be paid by the COMPANY to the EMPLOYEE under Section 9.8. If paid at the COMPANY's option, such bonuses are to be paid within ninety (90) days from the end of the COMPANY's applicable fiscal year, and the base salary shall be paid to the EMPLOYEE on the same payment schedule as was applicable to the EMPLOYEE during his employment.


11.  REASONABLENESS AND REMEDIES
     ---------------------------

     11.1. The EMPLOYEE agrees that all the conditions and restrictions established in this Agreement are reasonable taking into account the circumstances surrounding this Agreement.

     11.2. The EMPLOYEE recognizes that in the view of the serious and irreparable harm which a violation hereof would have on the COMPANY, and without prejudice to the COMPANY's other remedies, injunctive relief would constitute an available and appropriate remedy and, to the extent permitted by law, the COMPANY shall not be required to furnish any security or bond in respect thereof.

12.  [INTENTIONALLY DELETED]
      ---------------------

13.  GENERAL LIMIT ON EMPLOYEE'S LIABILITY
     -------------------------------------

     13.1. As a general and overall limitation of the EMPLOYEE's liability to the COMPANY and AFFILIATES, the COMPANY agrees that the EMPLOYEE shall not be liable, for any reason except as set forth below, to the COMPANY or any of its AFFILIATES for an amount in excess of the amount provided in the next sentence hereof. Accordingly, as and for their sole remedy against the EMPLOYEE, the COMPANY agrees that for any claim or cause of action that the COMPANY or any of its AFFILIATES may have against the EMPLOYEE, whether past or future, their sole remedy shall be the forfeiture of the EMPLOYEE's salary, bonus and other compensation (but not the equity grant under Section
           6.1 hereof, which shall not be subject to forfeiture) received by the EMPLOYEE during the COMPANY's fiscal year in which the EMPLOYEE's termination occurred plus subsequently accruing compensation. In this regard, the COMPANY agrees, to the extent permitted by applicable law, to indemnify the EMPLOYEE from and against any liability the EMPLOYEE may have in excess of that provided in the immediately preceding sentence (i) hereunder or (ii) for any other claim the COMPANY or any of its AFFILIATES may have against the EMPLOYEE. However, nothing in this Section 13 shall limit the EMPLOYEE's liability to the COMPANY or any of its AFFILIATES or provide the EMPLOYEE any indemnity (i) for any act by the EMPLOYEE involving theft, fraud or embezzlement against the COMPANY or any of its AFFILIATES, (ii) in respect of any equitable remedy against the EMPLOYEE, (iii) in respect of any agreement listed on Schedule I of the Old Employment Agreement (as defined in that separate Termination Agreement among IHF Capital, Inc., IHF Holdings, Inc., SUBSIDIARY and EMPLOYEE, dated an even date hereof (the "Termination Agreement")) or any agreement heretofore or hereafter entered into by the EMPLOYEE after the date of the Old Employment Agreement, (iv) in respect of any claim or cause of action asserted by the COMPANY or any of its AFFILIATES as a counterclaim (to the extent of any liability the COMPANY or any of its AFFILIATES may have by reason of the EMPLOYEE claim in question) or as a set off, or (v) under Section 7, 9.3 or 10 of this Agreement or under the Non-Competition Agreement (as defined in the First Amended and Restated Master Transaction Agreement dated as of October 12, 1994 among ICON Health & Fitness, Inc. and the other parties thereto (the "Master Transaction Agreement")); provided, however, that the aggregate of the liability of the EMPLOYEE to the COMPANY or any of its AFFILIATES under Section 7, 9.3 or 10 of this Agreement or to the COMPANY, any of its AFFILIATES, IHF Capital, Inc. or any of its AFFILIATES (as defined in the Old Employment Agreement) under the Non-Competition Agreement and of the liability of the EMPLOYEE to IHF Capital, Inc. or any of its AFFILIATES (as so defined) in respect of claims subject to the $18,000,000 limits set forth in the third to last sentence of Section
           10.3.1.1 of the Master Transaction, shall not exceed $1,240,000.

14.  AMENDMENTS
     ----------

     14.1. This Agreement may be amended only by written instrument duly executed by all the parties hereby and approved by the Board of Directors of the COMPANY.

15.  NO ASSIGNMENT
     -------------

     15.1. No party hereto shall assign, in whole or in part, this agreement or any of its or his respective rights and obligations hereunder without the express prior written consent of the other parties hereto; for this purpose the merger or reorganization of the COMPANY or the SUBSIDIARY or any AFFILIATE shall not be considered an assignment.

16.  NO WAIVER
     ---------

     16.1 No waiver by any party of any breach of the obligations of any other party hereunder shall be a waiver of any subsequent breach or of any other obligation, nor shall any forbearance to seek a remedy for any breach be a waiver of any rights and remedies with respect to any subsequent breach.

17.  SEVERABILITY
     ------------

     17.1. The invalidity of one of the provisions of this Agreement shall not invalidate or otherwise affect any of the other provisions of this Agreement, which shall remain in full force and effect, and each such invalid provision shall be construed by limiting it so as to be valid for the maximum extent permitted by law.

18.  CURRENCY, ETC.
     --------------

     18.1. All references in this Agreement to dollar of $ mean lawful currency of the United States of America.

     18.2. The COMPANY shall have the right to withhold, from or in respect of any payment, benefit or other item of compensation due to the EMPLOYEE hereunder, any federal, state or local taxes of any kind required by law to be withheld with respect thereto. In the event that at the time any withholding is required hereunder, the amount of cash payments from which the applicable withholding taxes may be deducted is less than the withholding taxes due, the EMPLOYEE shall pay to the COMPANY, in immediately available funds, an amount equal to such shortfall.

19.  GOVERNING LAW; ARBITRATION
     --------------------------

     19.1. This Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of Utah, without giving effect to any choice or conflict of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction; provided, however, that any dispute relating to the provisions of Section 19.2 shall be governed by the United States Arbitration Act as then in force.

     19.2. Except solely as set forth in Section 19.4, each dispute, difference, controversy or claim arising in connection with or related or incidental to, or question occurring under, this Agreement or the subject matter hereof shall be finally settled under the Commercial Arbitration Rules of the American Arbitration Association (the "AAA") by an arbitral tribunal composed of three (3) arbitrators, at least one (1) of whom shall be an attorney experienced in corporate transactions, appointed by agreement of the parties in accordance with said Rules. In the event the parties fail to agree upon a panel of arbitrators from the first list of potential arbitrators proposed by the AAA, the AAA will submit a second list in accordance with said Rules. In the event the parties shall have failed to agree upon a full panel of arbitrators from said second list, any remaining arbitrators to be selected shall be appointed by the AAA in accordance with said Rules. If, at the time of the arbitration, the parties agree in writing to submit the dispute to a single arbitrator, said single arbitrator shall be appointed by agreement of the parties in accordance with the foregoing procedure, or, failing such agreement, by the AAA in accordance with said Rules. The foregoing arbitration proceedings may be commenced by any party by notice to all other parties.

     19.3. The place of arbitration shall be Salt Lake City, Utah.

     19.4. The parties hereto exclude any right of appeal to any court on the merits of the dispute. The provisions of this Section 19 may be enforced in any court having jurisdiction over the award of any of the parties or any of their respective assets and judgment on the award (including without limitation equitable remedies) granted in any arbitration hereunder may be entered in any such court. Nothing contained in this Section 19 shall prevent any party from seeking interim measures of protection in the form of pre-award attachment of assets or preliminary or temporary equitable relief.

     19.5. To the extent not prohibited by applicable law which cannot be waived, each of the parties hereto hereby waives, and covenants that he or it will not assert (whether as plaintiff, defendant, or otherwise), any right to trial by jury in any forum in respect of any issue, claim, demand, cause of action, action, suit or proceeding arising out of or based upon this Agreement or the subject matter hereof, in each case whether now existing or hereafter arising and whether in contract or tort or otherwise. Any of the parties hereto may file an original counterpart or a copy of this Section 19.5 with any court as written evidence of the consent of each of the parties hereto to the waiver of his or its right to trial by jury.

     19.6. Each of the parties hereto acknowledges that he or it has been informed by each other party that the provisions of Section 19 constitute a material inducement upon which such party is relying and will rely in entering into this Agreement and the transactions contemplated hereby.

20.  BINDING ON HEIRS
     ----------------

     20.1. This Agreement binds and inures to the benefit of the parties, their heirs, executors, administrators, successors and permitted assigns (subject to Section 9.2(b)).

21.  ENTIRE AGREEMENT
     ----------------

     21.1 This Agreement embodies the entire Agreement between the parties hereto concerning the subject matters mentioned herein and supersedes all previous discussions, correspondence, understandings or agreements, whether written or oral, with respect to such matters, except as provided in the Termination Agreement. This agreement shall constitute an agreement between employer and employee of the type referred to in Section 1, Chapter 28, Title 34 of the Utah Code, Annotated.

22.  ATTORNEY'S FEES
     ---------------

     22.1. In the event that any party hereto shall be found in default or in breach of this Agreement pursuant to arbitral or judicial proceedings, such party shall be liable to pay all reasonable attorney's fees, court costs and other related collection costs and expenses incurred by the non-defaulting or non-breaching party in pursuing its rights hereunder.

     23.   NOTICES

     23.1. All notices and other communications necessary or contemplated under this Agreement shall be in writing and shall be delivered in the manner specified herein or, in the absence of such specification, shall be deemed to have been duly given three (3) business days after mailing by certified mail, when delivered by hand, or when delivered by facsimile upon confirmation of receipt, or one (1) day after sending by overnight delivery service, to the respective addresses of the parties set forth below:

           a)   for notices and communications to the COMPANY or the SUBSIDIARY:

                HF HOLDINGS, INC.
                ICON HEALTH & FITNESS, INC.
                1500 South 1000 East
                Logan, Utah 84321
                Fax: 435-750-5238
                Attn: Board of Directors

           b)   For notices and communications to the EMPLOYEE:

                Gary E. Stevenson
                370 Abbey Lane
                Providence, Utah 84332

           c)   With a copy in each case to:

                Hutchins, Wheeler & Dittmar
                101 Federal Street
                Boston, MA         02110
                Fax: 617-951-1295
                Attn: Charles W. Robins, Esq.

                and

                Ropes & Gray
                One International Place
                Boston, MA 02110
                Fax: 617-951-7050
                Attn: R. Newcomb Stillwell, Esq.

24.  JOINT AND SEVERAL LIABILITY
     ---------------------------

     24.1. The COMPANY and the SUBSIDIARY shall be jointly and severally liable in respect of all payment obligations of the COMPANY hereunder.

IN WITNESS WHEREOF the parties have hereto signed this 27th day of September, 1999.

                                                 HF HOLDINGS, INC.

______________________________                   By: /s/ S. Fred Beck
                                                     ----------------
Witness                                              Title: Vice President

                                                 ICON HEALTH & FITNESS, INC.

______________________________                   By: /s/ S. Fred Beck
                                                     -----------------
Witness                                              Title: Vice President

______________________________                   /s/ Gary E. Stevenson
                                                 ---------------------
Witness                                           GARY E. STEVENSON

                                   SCHEDULE I
                                       To
                              EMPLOYMENT AGREEMENT
                                     Among
                               HF HOLDINGS, INC.
                          ICON HEALTH & FITNESS, INC.
                                      And
                               GARY E. STEVENSON

                                  Board Seats

                      Boy Scots of America, Local Council
                          Utah State Business College